FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Quarterly Revenue Increases 5% to $8.4 Billion

Income Before Taxes of $302 Million; Net Income of $221 Million; Earnings Per Share of $3.36

BLOOMFIELD HILLS, MI, October 28, 2026 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced financial results for the third quarter of 2026.
Proposed Take Private Transaction
As previously announced on October 15, 2026, the Company entered into a merger agreement (the "Merger Agreement") to be taken private by Motown Acquisition Corp. ("Buyer"), an entity owned by Penske Corporation ("Penske") and Mitsui & Co., Ltd. ("Mitsui") (the "Proposed Transaction"). Under the terms of the Merger Agreement, holders of Penske Automotive Group common stock, other than Penske Corporation, Mitsui and the other members of the investor group, will receive $212.00 per share in cash, valuing the Company at an enterprise value of approximately $16.3 billion. If consummated, upon completion of the Proposed Transaction, the Company will become a privately held company, with approximately 64% of the Company's ownership to be held by Penske and 36% to be held by Mitsui. The Proposed Transaction is expected to close in the first quarter of 2027, subject to the satisfaction or waiver of closing conditions.
In light of the Proposed Transaction, the Company will not host an earnings conference call in connection with its quarterly results. For further detail concerning the Proposed Transaction, please refer to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2026.
Third Quarter and Nine Month Results
For the quarter, revenue increased 5% to $8.4 billion when compared to $8.1 billion for the same period in 2025. Earnings before taxes was $302.0 million, net income attributable to common stockholders was $220.8 million, and related earnings per share was $3.36, in each case including $6.3 million of costs ($4.6 million after tax, or $0.07 per share) associated with the Proposed Transaction. These GAAP results include the full quarterly results of Penske Motor Group in both periods, which are required by GAAP for common control transactions (see Non-GAAP reconciliations below). Foreign currency exchange negatively impacted revenue by $2.3 million, positively impacted net income attributable to common stockholders by $0.7 million, and positively impacted earnings per share by $0.01.
For the nine months ended September 30, 2026, revenue was $24.8 billion, net income attributable to common stockholders was $715.7 million, and related earnings per share was $10.89, in each case including the Proposed Transaction costs noted above. For the same period in 2025, the Company generated $24.0 billion in revenue, net income attributable to common stockholders was $749.1 million, and related earnings per share was $11.30. These GAAP results include a gain on the sale of dealerships, certain disposals and other charges, as well as the full results of Penske Motor Group in both periods, which are required by GAAP for common control transactions (see Non-GAAP reconciliations below). Foreign currency

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exchange positively impacted revenue by $272.4 million, net income attributable to common stockholders by $5.7 million, and earnings per share by $0.09.
Retail Automotive Dealerships
For the three months ended September 30, 2026, total new units delivered decreased 2% and used units delivered increased 2%. Total retail automotive revenue increased 1% to $7.0 billion and increased 2% on a same-store basis. On a sequential basis when compared to the second quarter of 2026, new vehicle gross profit per unit decreased $258 and used vehicle gross profit per unit decreased $149. When compared to the prior year period, same-store retail automotive service and parts revenue and gross profit both increased 3%.
For the nine months ended September 30, 2026, total new units delivered decreased 1% and used units delivered increased 2%. Total retail automotive revenue increased 3% to $21.3 billion and increased 3% on a same-store basis. When compared to the prior year period, same-store retail automotive service and parts revenue increased 3% and gross profit increased 4%.
Retail Commercial Truck Dealerships
For the three months ended September 30, 2026, the Company's retail commercial truck dealerships retailed 6,779 new and used units and generated $1.1 billion in revenue and $59.6 million in income before taxes. This compares to 5,108 new and used units, $918.6 million of revenue, and $41.5 million in income before taxes during the same period in the prior year. For the nine months ended September 30, 2026, the Company's retail commercial truck dealerships retailed 15,793 new and used units and generated $2.7 billion in revenue and $143.1 million in income before taxes. This compares to 15,161 new and used units, $2.7 billion in revenue, and $140.8 million in income before taxes during the same period in the prior year.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 373,600 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and nine months ended September 30, 2026, the Company recorded earnings with respect to the investment of $68.5 million and $167.0 million, respectively.
Corporate Development, Capital Allocation, Liquidity, and Leverage
During the nine months ended September 30, 2026, the Company repurchased 265,104 shares of common stock for approximately $42.5 million. As of September 30, 2026, $221.2 million remained outstanding and available for repurchases under our securities repurchase program. The Merger Agreement restricts the Company's ability to repurchase its common stock, and the Company therefore does not expect further repurchases of shares under this authority during the pendency of the Proposed Transaction. As of September 30, 2026, the Company had approximately $1.6 billion in liquidity, including $68 million in cash and $1.5 billion of availability under its U.S. and international credit agreements and revolving mortgage facilities. The Company's leverage ratio at September 30, 2026 was 1.6x. During October 2026, the Board of Directors approved an increase in the quarterly dividend of 1.4%, or $0.02 per share, to $1.46 per share, bringing the annualized dividend to $5.84 per share. The dividend is payable December 1, 2026, to shareholders of record as of November 13, 2026.
About Penske Automotive
Penske Automotive Group, Inc. (NYSE: PAG), headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, Japan, and Australia and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel

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and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs approximately 28,900 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 40,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 373,600 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the S&P Mid Cap 400, Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted revenue, adjusted gross profit, adjusted net income, adjusted earnings per share, adjusted income before taxes, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), adjusted EBITDA, adjusted selling, general, and administrative expenses, and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted financial measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Cautionary Statement Regarding Forward-Looking Statements
This communication may include statements that are not statements of historical fact, or "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company's financial performance, expectations, acquisition activity, future plans and future revenues, and with respect to the Proposed Transaction. In many cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of such terms and other comparable terminology. There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside the Company's and Buyer's control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. With respect to the Proposed Transaction, such forward-looking statements include, but are not limited to: the ability of Buyer and the Company to complete the transactions contemplated by the Merger Agreement, including the parties' ability to satisfy the conditions set forth in the Merger Agreement; the ability of Buyer to finance the per share merger consideration; statements about the expected timetable for completing the Proposed Transaction, and Buyer's and the Company's beliefs and expectations and statements about the benefits sought to be achieved in Buyer's proposed acquisition of the Company; the potential effects of the Proposed Transaction on each of Buyer and the Company; as well as the possibility of any termination of the Merger Agreement. These statements are based upon the current beliefs and expectations of Buyer's and the Company's management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the Proposed Transaction will be satisfied on the expected timetable or at all. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

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Risks and uncertainties with respect to the Proposed Transaction include, but are not limited to, uncertainties as to the closing of the Proposed Transaction, including the possibility that the Proposed Transaction may not be completed in a timely manner or at all, which could adversely affect the Company’s business and the market price of its common stock; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances that could require the Company to pay Buyer a termination fee of $383.0 million; the possibility that various conditions to the consummation of the Proposed Transaction may not be satisfied or waived, including uncertainty as to how many of the Company’s unaffiliated stockholders will vote in favor of the Proposed Transaction; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; the risk that the market price of the Company’s common stock may fluctuate during the pendency of the Proposed Transaction and may decline significantly if the Proposed Transaction is not completed; the fact that the per share merger consideration is fixed and will not be adjusted for changes in the Company’s business, financial condition or operating results or in the market price of its common stock; the effects of disruption from the Proposed Transaction and the impact of the announcement and pendency of the Proposed Transaction on the Company’s business, including the ability of the Company to attract, retain and hire key personnel and to maintain relationships with manufacturers, customers, suppliers and others with whom the Company does business, employee departures, diversion of management’s time and attention from ordinary course business operations, negative publicity, competitive responses to the Proposed Transaction, or certain restrictions during the pendency of the Proposed Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; provisions of the Merger Agreement that limit the Company’s ability to pursue alternatives to the Proposed Transaction, which could discourage a third party from making an alternative acquisition proposal; the risk that stockholder litigation in connection with the Proposed Transaction may prevent or delay the completion of the Proposed Transaction or may result in significant costs of defense, indemnification and liability; the risk that there may be significant transaction costs, which the Company will continue to incur whether or not the Proposed Transaction is completed, and other unexpected costs, charges or expenses resulting from the Proposed Transaction.
Other risks and uncertainties include, among others, those related to macro-economic, geo-political, and industry conditions and events, including their impact on sales of new and used vehicles, service and parts, and repair and maintenance services, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, demand for trucks to move freight with respect to PTS and Premier Truck Group, and other freight metrics such as spot rates or miles driven, personal discretionary spending levels, interest rates, foreign currency exchange rates, and unemployment rates; the Company's ability to obtain vehicles and parts from its manufacturers, especially in light of supply chain disruptions due to natural disasters, tariffs and non-tariff trade barriers, any shortages of vehicle components, international conflicts, challenges in sourcing labor, labor strikes, work stoppages, or other disruptions; the control the Company's manufacturer partners can exert over its operations and its reliance on them for various aspects of its business; risks to the Company's reputation and those of its manufacturer partners; changes in the retail model from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; disruptions to the security and availability of the Company's information technology systems and those of its third-party providers, which systems are increasingly threatened by ransomware and other cyber-attacks; the effects of a pandemic on the global economy, including the Company's ability to react effectively to changing business conditions in light of any pandemic; the impact of tariffs targeting imported vehicles and parts, as well as changes or increases in tariffs, trade restrictions, trade disputes, or non-tariff trade barriers; the rate of inflation, including its impact on vehicle affordability; the Company's ability to consummate, integrate, and realize returns on its acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes, or work stoppages by its

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employees, a reduction in PTS' asset utilization rates, the cost of acquiring and the continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, including with respect to the effect of various regulations concerning its vehicle fleet, changes in the values of used trucks, which affect PTS' profitability on truck sales, and regulatory risks and related compliance costs; the Company's ability to realize returns on its significant capital investments in new and upgraded dealership facilities; the Company's ability to navigate a rapidly changing automotive and truck landscape; the Company's ability to respond to new or enhanced regulations in both its domestic and international markets relating to dealerships and vehicle sales, including those related to the sales process, emissions standards, or electrification; the success of the Company's distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to the Company; and the outcome of legal and administrative matters and other factors over which management has limited control.
Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and its other filings made with the SEC. These and other filings made by the Company with the SEC are available at www.sec.gov.
The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Revenue	$8,415.6	$8,053.0	4.5%	$24,791.9	$24,039.3	3.1%
Cost of Sales	7,091.5	6,753.4	5.0%	20,811.4	20,066.1	3.7%
Gross Profit	$1,324.1	$1,299.6	1.9%	$3,980.5	$3,973.2	0.2%
SG&A Expenses	975.5	944.8	3.2%	2,915.1	2,840.0	2.6%
Depreciation	45.5	43.8	3.9%	135.7	127.5	6.4%
Operating Income	$303.1	$311.0	(2.5)%	$929.7	$1,005.7	(7.6)%
Floor Plan Interest Expense	(38.5)	(43.4)	(11.3)%	(115.1)	(129.2)	(10.9)%
Other Interest Expense	(30.9)	(22.0)	40.5%	(92.4)	(66.1)	39.8%
Gain on Sale of Dealerships	—	—	nm	90.9	52.3	73.8%
Equity in Earnings of Affiliates	68.3	58.4	17.0%	166.4	145.3	14.5%
Income Before Income Taxes	$302.0	$304.0	(0.7)%	$979.5	$1,008.0	(2.8)%
Income Taxes	(80.8)	(78.7)	2.7%	(262.2)	(256.8)	2.1%
Net Income	$221.2	$225.3	(1.8)%	$717.3	$751.2	(4.5)%
Less: Income Attributable to Non-Controlling Interests	0.4	0.5	(20.0)%	1.6	2.1	(23.8)%
Net Income Attributable to Common Stockholders	$220.8	$224.8	(1.8)%	$715.7	$749.1	(4.5)%

Amounts Attributable to Common Stockholders:
Net Income	$221.2	$225.3	(1.8)%	$717.3	$751.2	(4.5)%
Less: Income Attributable to Non-Controlling Interests	0.4	0.5	(20.0)%	1.6	2.1	(23.8)%
Net Income Attributable to Common Stockholders	$220.8	$224.8	(1.8)%	$715.7	$749.1	(4.5)%
Earnings Per Share	$3.36	$3.41	(1.5)%	$10.89	$11.30	(3.6)%
Weighted Average Shares Outstanding	65.7	66.0	(0.5)%	65.7	66.3	(0.9)%
nm – not meaningful

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	September 30,	December 31,
	2026	2025
Assets:
Cash and Cash Equivalents	$68.3	$64.7
Accounts Receivable, Net	1,046.2	1,070.3
Inventories	5,020.1	4,814.7
Other Current Assets	268.8	242.9
Total Current Assets	6,403.4	6,192.6
Property and Equipment, Net	3,306.0	3,224.6
Operating Lease Right-of-Use Assets	2,493.1	2,543.8
Intangibles	4,107.0	3,599.9
Other Long-Term Assets	2,117.3	2,036.8
Total Assets	$18,426.8	$17,597.7

Liabilities and Equity:
Floor Plan Notes Payable	$2,602.2	$2,532.8
Floor Plan Notes Payable – Non-Trade	1,659.8	1,561.5
Accounts Payable	905.7	899.8
Accrued Expenses and Other Current Liabilities	1,045.8	930.0
Current Portion Long-Term Debt	297.6	355.0
Total Current Liabilities	6,511.1	6,279.1
Long-Term Debt	2,069.6	1,810.5
Long-Term Operating Lease Liabilities	2,393.7	2,461.5
Other Long-Term Liabilities	1,490.1	1,465.7
Total Liabilities	12,464.5	12,016.8
Equity	5,962.3	5,580.9
Total Liabilities and Equity	$18,426.8	$17,597.7

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Geographic Revenue Mix:
North America	63.4%	63.8%	61.3%	62.9%
U.K.	25.9%	25.9%	27.2%	27.0%
Other International	10.7%	10.3%	11.5%	10.1%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$7,025.4	$6,927.8	$21,293.5	$20,734.1
Retail Commercial Truck	1,123.9	918.6	2,746.3	2,685.9
Commercial Vehicle Distribution and Other	266.3	206.6	752.1	619.3
Total	$8,415.6	$8,053.0	$24,791.9	$24,039.3

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,102.7	$1,116.8	$3,384.2	$3,417.4
Retail Commercial Truck	163.4	136.3	434.4	420.9
Commercial Vehicle Distribution and Other	58.0	46.5	161.9	134.9
Total	$1,324.1	$1,299.6	$3,980.5	$3,973.2

Gross Margin:
Retail Automotive	15.7%	16.1%	15.9%	16.5%
Retail Commercial Truck	14.5%	14.8%	15.8%	15.7%
Commercial Vehicle Distribution and Other	21.8%	22.5%	21.5%	21.8%
Total	15.7%	16.1%	16.1%	16.5%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating Items as a Percentage of Revenue:
Gross Profit	15.7%	16.1%	16.1%	16.5%
Selling, General, and Administrative Expenses	11.6%	11.7%	11.8%	11.8%
Operating Income	3.6%	3.9%	3.8%	4.2%
Income Before Income Taxes	3.6%	3.8%	4.0%	4.2%

Operating Items as a Percentage of Total Gross Profit:
Selling, General, and Administrative Expenses	73.7%	72.7%	73.2%	71.5%
Adjusted Selling, General, and Administrative Expenses(1)	73.7%	72.7%	72.9%	70.8%
Operating Income	22.9%	23.9%	23.4%	25.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in Millions)	2026	2025	2026	2025

EBITDA(1)	$378.4	$369.8	$1,207.6	$1,201.6
Adjusted EBITDA(1)	$378.4	$357.1	$1,129.7	$1,130.1
Floor Plan Credits	$18.0	$17.5	$50.8	$49.6
Property Rent Expense	$69.9	$71.1	$213.9	$210.9
_______________________
(1)See the following Non-GAAP reconciliation table.

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Retail Automotive Units:
New Retail	53,504	54,120	(1.1)%	158,676	162,629	(2.4)%
New Agency	11,285	11,730	(3.8)%	35,491	32,495	9.2%
Total New Delivered	64,789	65,850	(1.6)%	194,167	195,124	(0.5)%
Used Retail	57,635	56,441	2.1%	176,831	173,730	1.8%
Total New and Used Delivered	122,424	122,291	0.1%	370,998	368,854	0.6%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$3,213.6	$3,198.1	0.5%	$9,669.7	$9,634.1	0.4%
Used Vehicles	2,383.7	2,299.0	3.7%	7,285.0	6,822.5	6.8%
Finance and Insurance, Net	197.6	203.1	(2.7)%	610.9	616.7	(0.9)%
Service and Parts	869.8	854.0	1.9%	2,600.8	2,533.1	2.7%
Fleet and Wholesale	360.7	373.6	(3.5)%	1,127.1	1,127.7	(0.1)%
Total Revenue	$7,025.4	$6,927.8	1.4%	$21,293.5	$20,734.1	2.7%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$269.4	$279.0	(3.4)%	$829.8	$887.8	(6.5)%
Used Vehicles	112.2	117.5	(4.5)%	360.8	376.2	(4.1)%
Finance and Insurance, Net	197.6	203.1	(2.7)%	610.9	616.7	(0.9)%
Service and Parts	514.7	501.9	2.6%	1,541.4	1,485.8	3.7%
Fleet and Wholesale	8.8	15.3	(42.5)%	41.3	50.9	(18.9)%
Total Gross Profit	$1,102.7	$1,116.8	(1.3)%	$3,384.2	$3,417.4	(1.0)%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$59,528	$58,526	1.7%	$60,370	$58,733	2.8%
Used Vehicles	41,358	40,734	1.5%	41,198	39,271	4.9%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,524	$4,642	(2.5)%	$4,695	$4,995	(6.0)%
New Agency	2,884	2,753	4.8%	2,820	2,693	4.7%
Used Vehicles	1,946	2,083	(6.6)%	2,040	2,166	(5.8)%
Finance and Insurance (excluding agency)	1,731	1,795	(3.6)%	1,775	1,797	(1.2)%

Retail Automotive Gross Margin:
New Vehicles	8.4%	8.7%	(30)bps	8.6%	9.2%	(60)bps
Used Vehicles	4.7%	5.1%	(40)bps	5.0%	5.5%	(50)bps
Service and Parts	59.2%	58.8%	+40bps	59.3%	58.7%	+60bps
Fleet and Wholesale	2.4%	4.1%	(170)bps	3.7%	4.5%	(80)bps
Total Gross Margin	15.7%	16.1%	(40)bps	15.9%	16.5%	(60)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	45.7%	46.2%	(50)bps	45.4%	46.5%	(110)bps
Used Vehicles	33.9%	33.2%	+70bps	34.2%	32.9%	+130bps
Finance and Insurance, Net	2.8%	2.9%	(10)bps	2.9%	3.0%	(10)bps
Service and Parts	12.4%	12.3%	+10bps	12.2%	12.2%	—bps
Fleet and Wholesale	5.2%	5.4%	(20)bps	5.3%	5.4%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	24.4%	25.0%	(60)bps	24.5%	26.0%	(150)bps
Used Vehicles	10.2%	10.5%	(30)bps	10.7%	11.0%	(30)bps
Finance and Insurance, Net	17.9%	18.2%	(30)bps	18.1%	18.0%	+10bps
Service and Parts	46.7%	44.9%	+180bps	45.5%	43.5%	+200bps
Fleet and Wholesale	0.8%	1.4%	(60)bps	1.2%	1.5%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

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PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Retail Automotive Same-Store Units:
New Retail	52,305	52,947	(1.2)%	154,252	158,543	(2.7)%
New Agency	11,285	11,666	(3.3)%	35,353	32,292	9.5%
Total New Delivered	63,590	64,613	(1.6)%	189,605	190,835	(0.6)%
Used Retail	56,714	54,636	3.8%	172,275	167,115	3.1%
Total New and Used Delivered	120,304	119,249	0.9%	361,880	357,950	1.1%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$3,142.3	$3,133.7	0.3%	$9,387.2	$9,415.5	(0.3)%
Used Vehicles	2,349.7	2,242.9	4.8%	7,126.0	6,623.3	7.6%
Finance and Insurance, Net	194.2	198.7	(2.3)%	597.7	601.0	(0.5)%
Service and Parts	860.0	835.2	3.0%	2,545.7	2,467.6	3.2%
Fleet and Wholesale	353.5	363.7	(2.8)%	1,082.7	1,091.6	(0.8)%
Total Revenue	$6,899.7	$6,774.2	1.9%	$20,739.3	$20,199.0	2.7%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$261.5	$274.2	(4.6)%	$801.1	$870.6	(8.0)%
Used Vehicles	109.8	114.6	(4.2)%	351.2	366.3	(4.1)%
Finance and Insurance, Net	194.2	198.7	(2.3)%	597.7	601.0	(0.5)%
Service and Parts	507.3	490.9	3.3%	1,506.5	1,447.5	4.1%
Fleet and Wholesale	9.0	14.8	(39.2)%	41.3	50.5	(18.2)%
Total Gross Profit	$1,081.8	$1,093.2	(1.0)%	$3,297.8	$3,335.9	(1.1)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$59,529	$58,611	1.6%	$60,273	$58,872	2.4%
Used Vehicles	41,431	41,052	0.9%	41,364	39,633	4.4%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$4,477	$4,660	(3.9)%	$4,646	$5,020	(7.5)%
New Agency	2,884	2,632	9.6%	2,814	2,494	12.8%
Used Vehicles	1,936	2,097	(7.7)%	2,039	2,192	(7.0)%
Finance and Insurance (excluding agency)	1,734	1,817	(4.6)%	1,784	1,828	(2.4)%

Retail Automotive Same-Store Gross Margin:
New Vehicles	8.3%	8.8%	(50)bps	8.5%	9.2%	(70)bps
Used Vehicles	4.7%	5.1%	(40)bps	4.9%	5.5%	(60)bps
Service and Parts	59.0%	58.8%	+20bps	59.2%	58.7%	+50bps
Fleet and Wholesale	2.5%	4.1%	(160)bps	3.8%	4.6%	(80)bps
Total Gross Margin	15.7%	16.1%	(40)bps	15.9%	16.5%	(60)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	45.5%	46.3%	(80)bps	45.3%	46.6%	(130)bps
Used Vehicles	34.1%	33.1%	+100bps	34.4%	32.8%	+160bps
Finance and Insurance, Net	2.8%	2.9%	(10)bps	2.9%	3.0%	(10)bps
Service and Parts	12.5%	12.3%	+20bps	12.3%	12.2%	+10bps
Fleet and Wholesale	5.1%	5.4%	(30)bps	5.1%	5.4%	(30)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	24.2%	25.1%	(90)bps	24.3%	26.1%	(180)bps
Used Vehicles	10.1%	10.5%	(40)bps	10.6%	11.0%	(40)bps
Finance and Insurance, Net	18.0%	18.2%	(20)bps	18.1%	18.0%	+10bps
Service and Parts	46.9%	44.9%	+200bps	45.7%	43.4%	+230bps
Fleet and Wholesale	0.8%	1.3%	(50)bps	1.3%	1.5%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Retail Commercial Truck Units:
New Retail	5,749	4,298	33.8%	12,811	12,675	1.1%
Used Retail	1,030	810	27.2%	2,982	2,486	20.0%
Total	6,779	5,108	32.7%	15,793	15,161	4.2%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$781.1	$620.8	25.8%	$1,776.6	$1,803.6	(1.5)%
Used Vehicles	82.7	60.7	36.2%	221.5	177.2	25.0%
Finance and Insurance, Net	5.5	3.7	48.6%	13.5	12.2	10.7%
Service and Parts	250.3	227.0	10.3%	720.2	675.7	6.6%
Wholesale and Other	4.3	6.4	(32.8)%	14.5	17.2	(15.7)%
Total Revenue	$1,123.9	$918.6	22.3%	$2,746.3	$2,685.9	2.2%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$41.7	$34.7	20.2%	$95.1	$104.8	(9.3)%
Used Vehicles	11.0	2.7	307.4%	26.8	14.9	79.9%
Finance and Insurance, Net	5.5	3.7	48.6%	13.5	12.2	10.7%
Service and Parts	102.1	92.1	10.9%	289.9	279.6	3.7%
Wholesale and Other	3.1	3.1	—%	9.1	9.4	(3.2)%
Total Gross Profit	$163.4	$136.3	19.9%	$434.4	$420.9	3.2%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$135,857	$144,435	(5.9)%	$138,674	$142,288	(2.5)%
Used Vehicles	80,293	74,937	7.1%	74,284	71,304	4.2%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$7,243	$8,075	(10.3)%	$7,422	$8,268	(10.2)%
Used Vehicles	10,721	3,354	219.6%	9,000	5,999	50.0%
Finance and Insurance	818	732	11.7%	857	803	6.7%

Retail Commercial Truck Gross Margin:
New Vehicles	5.3%	5.6%	(30)bps	5.4%	5.8%	(40)bps
Used Vehicles	13.3%	4.4%	+890bps	12.1%	8.4%	+370bps
Service and Parts	40.8%	40.6%	+20bps	40.3%	41.4%	(110)bps
Wholesale and Other	72.1%	48.4%	+2,370bps	62.8%	54.7%	+810bps
Total Gross Margin	14.5%	14.8%	(30)bps	15.8%	15.7%	+10bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	69.5%	67.6%	+190bps	64.7%	67.2%	(250)bps
Used Vehicles	7.4%	6.6%	+80bps	8.1%	6.6%	+150bps
Finance and Insurance, Net	0.5%	0.4%	+10bps	0.5%	0.5%	—bps
Service and Parts	22.3%	24.7%	(240)bps	26.2%	25.2%	+100bps
Wholesale and Other	0.3%	0.7%	(40)bps	0.5%	0.5%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	25.5%	25.5%	—bps	21.9%	24.9%	(300)bps
Used Vehicles	6.7%	2.0%	+470bps	6.2%	3.5%	+270bps
Finance and Insurance, Net	3.4%	2.7%	+70bps	3.1%	2.9%	+20bps
Service and Parts	62.5%	67.6%	(510)bps	66.7%	66.4%	+30bps
Wholesale and Other	1.9%	2.2%	(30)bps	2.1%	2.3%	(20)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	Change	2026	2025	Change
Retail Commercial Truck Same-Store Units:
New Retail	5,749	4,298	33.8%	12,811	12,675	1.1%
Used Retail	1,030	810	27.2%	2,982	2,486	20.0%
Total	6,779	5,108	32.7%	15,793	15,161	4.2%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$781.1	$620.8	25.8%	$1,776.6	$1,803.6	(1.5)%
Used Vehicles	82.7	60.7	36.2%	221.5	177.2	25.0%
Finance and Insurance, Net	5.5	3.7	48.6%	13.5	12.2	10.7%
Service and Parts	247.7	226.4	9.4%	713.4	673.6	5.9%
Wholesale and Other	4.3	6.0	(28.3)%	14.5	16.3	(11.0)%
Total Revenue	$1,121.3	$917.6	22.2%	$2,739.5	$2,682.9	2.1%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$41.7	$34.7	20.2%	$95.1	$104.8	(9.3)%
Used Vehicles	11.0	2.7	307.4%	26.8	14.9	79.9%
Finance and Insurance, Net	5.5	3.7	48.6%	13.5	12.2	10.7%
Service and Parts	100.5	91.9	9.4%	286.0	278.7	2.6%
Wholesale and Other	2.8	2.8	—%	8.4	8.6	(2.3)%
Total Gross Profit	$161.5	$135.8	18.9%	$429.8	$419.2	2.5%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$135,857	$144,435	(5.9)%	$138,674	$142,288	(2.5)%
Used Vehicles	80,293	74,937	7.1%	74,284	71,304	4.2%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$7,243	$8,075	(10.3)%	$7,422	$8,268	(10.2)%
Used Vehicles	10,721	3,354	219.6%	9,000	5,999	50.0%
Finance and Insurance	818	731	11.9%	857	803	6.7%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	5.3%	5.6%	(30)bps	5.4%	5.8%	(40)bps
Used Vehicles	13.3%	4.4%	+890bps	12.1%	8.4%	+370bps
Service and Parts	40.6%	40.6%	—bps	40.1%	41.4%	(130)bps
Wholesale and Other	65.1%	46.7%	+1,840bps	57.9%	52.8%	+510bps
Total Gross Margin	14.4%	14.8%	(40)bps	15.7%	15.6%	+10bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	69.7%	67.7%	+200bps	64.9%	67.2%	(230)bps
Used Vehicles	7.4%	6.6%	+80bps	8.1%	6.6%	+150bps
Finance and Insurance, Net	0.5%	0.4%	+10bps	0.5%	0.5%	—bps
Service and Parts	22.1%	24.7%	(260)bps	26.0%	25.1%	+90bps
Wholesale and Other	0.3%	0.6%	(30)bps	0.5%	0.6%	(10)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	25.8%	25.6%	+20bps	22.1%	25.0%	(290)bps
Used Vehicles	6.8%	2.0%	+480bps	6.2%	3.6%	+260bps
Finance and Insurance, Net	3.4%	2.7%	+70bps	3.1%	2.9%	+20bps
Service and Parts	62.2%	67.7%	(550)bps	66.5%	66.5%	—bps
Wholesale and Other	1.8%	2.0%	(20)bps	2.1%	2.0%	+10bps
Total	100.0%	100.0%		100.0%	100.0%

12

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	24%	25%	24%	25%
Porsche	9%	10%	10%	9%
Audi	9%	10%	9%	9%
Mercedes-Benz	8%	8%	8%	8%
Land Rover / Jaguar	7%	7%	7%	7%
Lexus	7%	5%	6%	5%
Ferrari / Maserati	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	1%	1%	2%	3%
Total Premium	70%	71%	71%	71%
Volume Non-U.S.:
Toyota	14%	13%	13%	13%
Honda	5%	5%	5%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	2%	1%	2%
Others	2%	1%	2%	1%
Total Volume Non-U.S.	24%	23%	23%	23%
U.S.:
General Motors / Stellantis / Ford	3%	3%	2%	2%
Used Vehicle Dealerships	3%	3%	4%	4%
Total	100%	100%	100%	100%

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
Cash Flow and Other Highlights:	2026		2025		2026		2025
($ Amounts in Millions)
Capital expenditures	$	82.2	$	81.7	$	217.1	$	239.3
Cash paid for acquisitions, including $115 million for property and floor plan in February 2026	$	—	$	21.5	$	669.7	$	21.5
Proceeds from sale of dealerships	$	1.0	$	0.9	$	151.7	$	80.1
Dividends	$	94.8	$	87.3	$	281.0	$	252.7
Stock repurchases:
Aggregate purchase price	$	—	$	8.3	$	42.5	$	141.6
Shares repurchased		—		48,850		265,104		934,122

Balance Sheet and Other Highlights:	September 30, 2026	December 31, 2025
(Amounts in Millions)
Cash and Cash Equivalents	$68.3	$64.7
Inventories	$5,020.1	$4,814.7
Total Floor Plan Notes Payable	$4,262.0	$4,094.3
Total Long-Term Debt	$2,367.2	$2,165.5
Equity	$5,962.3	$5,580.9

Debt to Total Capitalization Ratio	28.4%	28.0%
Leverage Ratio (1)	1.6x	1.5x
New vehicle days' supply	49 days	49 days
Used vehicle days' supply	44 days	49 days
__________________________
(1)See the following Non-GAAP reconciliation table

13

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended
	September 30,		2026 vs. 2025
(Amounts in Millions)	2026	2025	Change	% Change

Net Income	$221.2	$225.3	$(4.1)	(1.8)%
Add: Depreciation	45.5	43.8	1.7	3.9%
Other Interest Expense	30.9	22.0	8.9	40.5%
Income Taxes	80.8	78.7	2.1	2.7%
EBITDA	$378.4	$369.8	$8.6	2.3%
Less: Common Control	—	(12.7)	12.7	nm
Adjusted EBITDA	$378.4	$357.1	$21.3	6.0%

	Nine Months Ended
	September 30,		2026 vs. 2025
(Amounts in Millions)	2026	2025	Change	% Change

Net Income	$717.3	$751.2	$(33.9)	(4.5)%
Add: Depreciation	135.7	127.5	8.2	6.4%
Other Interest Expense	92.4	66.1	26.3	39.8%
Income Taxes	262.2	256.8	5.4	2.1%
EBITDA	$1,207.6	$1,201.6	$6.0	0.5%
Less: Gain on Sale of Dealerships	(90.9)	(52.3)	(38.6)	nm
Add: Disposals and Other Charges	13.0	25.2	(12.2)	nm
Less: Common Control	—	(44.4)	44.4	nm
Adjusted EBITDA	$1,129.7	$1,130.1	$(0.4)	—%
nm – not meaningful
The following table reconciles the leverage ratio as of September 30, 2026, and December 31, 2025:

	Three	Nine	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2025	September 30, 2026	September 30, 2026	December 31, 2025

Net Income	$186.7	$717.3	$904.0	$937.9
Add: Depreciation	44.8	135.7	180.5	172.3
Other Interest Expense	25.5	92.4	117.9	91.6
Income Taxes	69.0	262.2	331.2	325.8
EBITDA	$326.0	$1,207.6	$1,533.6	$1,527.6
Less: Gain on Sale of Dealerships	—	(90.9)	(90.9)	(52.3)
Add: Disposals and Other Charges	7.3	13.0	20.3	32.5
Less: Common Control	(4.2)	—	(4.2)	(48.6)
Adjusted EBITDA	$329.1	$1,129.7	$1,458.8	$1,459.2

Total Non-Vehicle Long-Term Debt			$2,367.2	$2,165.5
Leverage Ratio			1.6x	1.5x

14

The following table presents key adjusted financial line items excluding the gain on the sale of dealerships and certain disposals and other charges. Management believes this presentation is useful to investors in evaluating the Company's operating performance and comparability across periods.

	Nine Months Ended September 30, 2026
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealerships	Disposals and Other Charges	Adjusted

Revenue	$24,791.9	$—	$—	$24,791.9
Gross Profit	$3,980.5	$—	$—	$3,980.5
Selling, General, & Administrative Expenses	$2,915.1	$—	$(13.0)	$2,902.1
EBITDA	$1,207.6	$(90.9)	$13.0	$1,129.7
Income Before Taxes	$979.5	$(90.9)	$13.0	$901.6
Net Income Attributable to Common Stockholders	$715.7	$(67.5)	$10.9	$659.1
Earnings Per Share	$10.89	$(1.03)	$0.17	$10.03

SG&A to Gross Profit	73.2%			72.9%
Our results include the impact of the gain on the sale of a dealership and certain disposals and other charges, as well as the full quarterly and year-to-date results of Penske Motor Group in all periods, which are required by GAAP for common control transactions. The following tables present key adjusted financial line items excluding these items and present the acquisition of Penske Motor Group as if we acquired it on November 1, 2025, without common control accounting. Management believes this presentation is useful to investors in evaluating the Company's operating performance and comparability across periods.

	Three Months Ended September 30, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Disposals and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$8,053.0	$—	$—	$8,053.0	$(357.7)	$7,695.3
Gross Profit	$1,299.6	$—	$—	$1,299.6	$(50.5)	$1,249.1
Selling, General, & Administrative Expenses	$944.8	$—	$—	$944.8	$(37.3)	$907.5
EBITDA	$369.8	$—	$—	$369.8	$(12.7)	$357.1
Income Before Taxes	$304.0	$—	$—	$304.0	$(11.8)	$292.2
Net Income Attributable to Common Stockholders	$224.8	$—	$—	$224.8	$(11.8)	$213.0
Earnings Per Share	$3.41	$—	$—	$3.41	$(0.18)	$3.23

SG&A to Gross Profit	72.7%			72.7%		72.7%
New Retail Automotive Units	54,120	—	—	54,120	(5,311)	48,809
Used Retail Automotive Units	56,441	—	—	56,441	(1,733)	54,708

15

	Nine Months Ended September 30, 2025
($ Amounts in millions, except per share data)	As Reported	Gain on Sale of Dealership	Disposals and Other Charges	Adjusted	Common Control	Adjusted Excluding Common Control

Revenue	$24,039.3	$—	$—	$24,039.3	$(1,077.2)	$22,962.1
Gross Profit	$3,973.2	$—	$—	$3,973.2	$(158.5)	$3,814.7
Selling, General, & Administrative Expenses	$2,840.0	$—	$(25.2)	$2,814.8	$(112.6)	$2,702.2
EBITDA	$1,201.6	$(52.3)	$25.2	$1,174.5	$(44.4)	$1,130.1
Income Before Taxes	$1,008.0	$(52.3)	$25.2	$980.9	$(41.8)	$939.1
Net Income Attributable to Common Stockholders	$749.1	$(38.9)	$20.9	$731.1	$(41.8)	$689.3
Earnings Per Share	$11.30	$(0.58)	$0.31	$11.03	$(0.64)	$10.39

SG&A to Gross Profit	71.5%			70.8%		70.8%
New Retail Automotive Units	162,629	—	—	162,629	(15,672)	146,957
Used Retail Automotive Units	173,730	—	—	173,730	(5,537)	168,193
# # # # # # #

16